Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Kandi Technology Group, Inc. on Form F-4/A (File No. 333-259881) of our report dated March 30, 2021, with respect to our audit of the consolidated financial statements of Kandi Technology Group, Inc. as of December 31, 2020, and for the year ended December 31, 2020 and our report dated March 30, 2021 with respect to our audit of the effectiveness of internal control over financial reporting of Kandi Technology Group, Inc. as of March 30, 2021, which report appear in the Annual Report on Form 10-K/A of Kandi Technology Group, Inc. for the year ended December 31, 2021. We resigned as auditors on October 15, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Form F-4/A Registration Statement for the periods after the date of our resignation.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

September 1, 2022